As filed with the Securities and Exchange Commission on August 16, 2002
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

QUANTUM CORPORATION
(Exact name of issuer as specified in its charter)

DELAWARE	94-2665054
(State of incorporation)	(I.R.S. Employer Identification Number)

501 Sycamore
Milpitas, California 95035
(Address of principal executive offices)

1993 LONG-TERM INCENTIVE PLAN
EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan(s))

Michael J. Lambert
Chief Financial Officer
Quantum Corporation
501 Sycamore
Milpitas, California 95035
(Name and address of agent for service)

(408) 944-4000
(Telephone number, including area code, of agent for service)

Copy to:
Steven E. Bochner, Esq.
WILSON SONSINI GOODRICH & ROSATI
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

*DSSG Common Stock, par value $0.01 per share	9,345,969	(1)	$2.87	(2)	$26,822,931	(2)	$2467.71

(1)
Includes 6,230,646 shares which have become available for issuance under the replenishment feature of the 1993 Long-Term Incentive Plan and 3,115,323 shares reserved for issuance pursuant to the Employee Stock Purchase Plan.

(2)
Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low price of the Company’s DSSG Common Stock as reported on the New York Stock Exchange on August 12, 2002.

QUANTUM CORPORATION
REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.    Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (Quantum Corporation is sometimes referred to herein as the “Company”):

(a)    The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2002, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”);

(b)    All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above;

(c)    The description of the Company’s Common Stock and Preferred Share Purchase Rights contained in the Company’s Registration Statement on Form 8-A filed July 21, 1999 pursuant to Section 12(b) of the 1934 Act and any amendment or report filed for the purpose of updating any such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.    Description of Securities.

Inapplicable.

ITEM 5.    Interests of Named Experts and Counsel.

Inapplicable.

ITEM 6.    Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company’s Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.    Exemption from Registration Claimed.

Inapplicable.

ITEM 8.    Exhibits.

Exhibit Number	Description

5.1	Opinion of Counsel as to legality of securities being registered.

23.1	Consent of Ernst & Young LLP, Independent Auditors.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see page II-4).

ITEM 9.    Undertakings.

A.    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the Delaware General Corporation Law, the Certificate of Incorporation of the Company, the Bylaws of the Company, indemnification agreements entered into between the Company and its officers and directors or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, Quantum Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on this 16th day of August, 2002.

QUANTUM CORPORATION

By:	/s/ MICHAEL J. LAMBERT
Michael J. Lambert Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael A. Brown and Michael J. Lambert, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ MICHAEL A. BROWN (Michael A. Brown)	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	August 16, 2002

/s/ MICHAEL J. LAMBERT (Michael J. Lambert)	Chief Financial Officer (Principal Financial and Accounting Officer)	August 16, 2002

/s/ RICHARD E. BELLUZZO (Richard E. Belluzzo)	Director	August 16, 2002

/s/ STEPHEN M. BERKLEY (Stephen M. Berkley)	Director	August 16, 2002

/s/ DAVID A. BROWN (David A. Brown)	Director	August 16, 2002

/s/ KEVIN J. KENNEDY (Kevin J. Kennedy)	Director	August 16, 2002

/s/ EDWARD M. ESBER (Edward M. Esber)	Director	August 16, 2002

/s/ EDWARD J. SANDERSON (Edward J. Sanderson)	Director	August 16, 2002

/s/ GREGORY W. SLAYTON (Gregory W. Slayton)	Director	August 16, 2002

INDEX TO EXHIBITS

Exhibit Number	Description

5.1	Opinion of Counsel

23.1	Consent of Ernst & Young LLP, Independent Auditors

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (see Page II-4 of Registration Statement)